Zumiez Inc. Announces Fiscal 2015 Fourth Quarter and Full Year Results

LYNNWOOD, WA -- (Marketwired - March 10, 2016) - Zumiez Inc. (NASDAQ: ZUMZ) today reported results for the fourth quarter and fiscal year ended January 30, 2016.

Total net sales for the fourth quarter ended January 30, 2016 (13 weeks) decreased 6.2% to $242.4 million from $258.6 million in the quarter ended January 31, 2015 (13 weeks). Comparable sales for the 13-week period ended January 30, 2016 decreased 9.5% compared to an 8.3% increase for the 13-week period ended January 31, 2015. Net income in the fourth quarter of fiscal 2015 decreased 24.9% to $13.1 million, or $0.50 per diluted share, from net income of $17.5 million, or $0.60 per diluted share, in the fourth quarter of the prior fiscal year. The results for fiscal 2015 include charges of $1.2 million, or approximately $0.03 per diluted share for exit costs associated with the shutdown of the Company's fulfillment facility in Edwardsville, Kansas. The results for fiscal 2014 include Blue Tomato acquisition charges of $6.9 million, or approximately $0.20 per diluted share, including $6.4 million for the accrual of contingent earn-out payments and $0.5 million for the amortization of intangible assets.

Total net sales for fiscal 2015 (52 weeks) decreased 0.9% to $804.2 million from $811.6 million in fiscal 2014 (52 weeks). Comparable sales for the 52-week period ended January 30, 2016 decreased 5.3% compared to a 4.6% increase for the 52-week period ended January 31, 2015. Net income in fiscal 2015 decreased 33.4% to $28.8 million, or $1.04 per diluted share compared to net income in the prior fiscal year of $43.2 million, or $1.47 per diluted share. Results for the fiscal year 2015 include approximately $1.5 million, or $0.04 per diluted share, for charges associated with the acquisition of Blue Tomato, and $1.2 million, or approximately $0.03 per diluted share for exit costs associated with the shutdown of the Company's fulfillment facility in Edwardsville, Kansas. Results for the fiscal year 2014 include $6.4 million, or approximately $0.19 per diluted share, for the accrual of contingent earn-out payments associated with the acquisition of Blue Tomato, and $2.3 million, or approximately $0.06 per diluted share, for the amortization of intangible assets.

Cash and Current Marketable Securities

At January 30, 2016, the Company had cash and current marketable securities of $75.6 million, compared to cash and current marketable securities of $154.6 million at January 31, 2015. The decrease in cash and current marketable securities is primarily a result of stock repurchases of $92.2 million and capital expenditures of $34.8 million, partially offset by cash generated through operations of $48.6 million.

Rick Brooks, Chief Executive Officer of Zumiez Inc., stated, "The retail environment in North America over the past several months remained challenging. While we are pleased that our fourth quarter operating results came in ahead of our initial expectations, we are disappointed with our recent performance, particularly the decline in comparable store sales. In addition to our continued efforts to improve our merchandise assortments, we are taking actions to better position our Company for sustained, profitable growth, including implementing a new fully integrated point-of-sale system and optimizing our supply chain. We believe these changes will create a more seamless brand experience across all channels and help drive long-term market share gains. At the same time, we are investing in expanding our European business where sales momentum is strong and our footprint is underpenetrated."

February 2016 Sales

Total net sales for the four-week period ended February 27, 2016 decreased 3.9% to $51.9 million, compared to $54.0 million for the four-week period ended February 28, 2015. The Company's comparable sales decreased 8.6% for the four-week period ended February 27, 2016 compared with a comparable sales increase of 6.9% for the four-week period ended February 28, 2015.

Fiscal 2016 First Quarter Outlook

The Company is introducing guidance for the three months ending April 30, 2016. Net sales are projected to be in the range of $172 to $175 million resulting in a net loss per diluted share of approximately -$0.07 to -$0.11. This guidance is based upon anticipated comparable sales decrease in the -5% to -7% range for the first quarter of fiscal 2016. The Company currently intends to open approximately 34 new stores in fiscal 2016, including up to 7 stores in Canada and 7 stores in Europe.

A conference call will be held today to discuss fourth quarter and fiscal 2015 year-end results and will be webcast at 5:00 p.m. ET on http://ir.zumiez.com. Participants may also dial (617) 399-3483 followed by the conference identification code of 22609060.

About Zumiez Inc.

Zumiez is a leading specialty retailer of apparel, footwear, accessories and hardgoods for young men and women who want to express their individuality through the fashion, music, art and culture of action sports, streetwear, and other unique lifestyles. As of February 27, 2016 we operated 657 stores, including 592 in the United States, 42 in Canada, and 23 in Europe. We operate under the name Zumiez and Blue Tomato. Additionally, we operate ecommerce web sites at www.zumiez.com and www.blue-tomato.com.

Safe Harbor Statement

Certain statements in this press release and oral statements relating thereto made from time to time by representatives of the Company may constitute forward-looking statements for purposes of the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. These statements include, without limitation, predictions and guidance relating to the Company's future financial performance, brand and product category diversity, ability to adjust product mix, integration of acquired businesses, growing customer demand for our products and new store openings. In some cases, you can identify forward-looking statements by terminology such as, "may," "should," "expects," "plans," "anticipates," "believes," "estimates," "predicts," "potential," "continue," or the negative of these terms or other comparable terminology. These forward-looking statements are based on management's current expectations but they involve a number of risks and uncertainties. Actual results and the timing of events could differ materially from those anticipated in the forward-looking statements as a result of risks and uncertainties, which include, without limitation, those described in the Company's quarterly report on Form 10-Q for the quarter ended October 31, 2015 as filed with the Securities and Exchange Commission and available at www.sec.gov. You are urged to consider these factors carefully in evaluating the forward-looking statements herein and are cautioned not to place undue reliance on such forward-looking statements, which are qualified in their entirety by this cautionary statement. The forward-looking statements speak only as of the date on which they are made and the Company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

                                ZUMIEZ INC.
                     CONSOLIDATED STATEMENTS OF INCOME
                 (In thousands, except per share amounts)
                                (Unaudited)

                                           Three Months Ended
                             ---------------------------------------------

                             January 30,    % of     January 31,    % of
                                 2016       Sales        2015       Sales
                             -----------  --------   -----------  --------
Net sales                    $   242,434     100.0%  $   258,569     100.0%
Cost of goods sold               158,177      65.2%      160,791      62.2%
                             -----------  --------   -----------  --------
Gross profit                      84,257      34.8%       97,778      37.8%

Selling, general and
 administrative expenses          62,754      25.9%       66,500      25.7%
                             -----------  --------   -----------  --------
Operating profit                  21,503       8.9%       31,278      12.1%

Interest income, net                  90       0.0%          162       0.1%
Other expense, net                  (606)     (0.2%)        (626)     (0.3%)
                             -----------  --------   -----------  --------
Earnings before income taxes      20,987       8.7%       30,814      11.9%

Provision for income taxes         7,838       3.2%       13,301       5.1%
                             -----------  --------   -----------  --------

Net income                   $    13,149       5.5%  $    17,513       6.8%
                             ===========  ========   ===========  ========

Basic earnings per share     $      0.50             $      0.60
                             ===========             ===========

Diluted earnings per share   $      0.50             $      0.60
                             ===========             ===========

Weighted average shares used
 in computation of earnings
 per share:
  Basic                           26,071                  28,989

  Diluted                         26,200                  29,295

                                ZUMIEZ INC.
                     CONSOLIDATED STATEMENTS OF INCOME
                 (In thousands, except per share amounts)

                                          Twelve Months Ended
                             ---------------------------------------------

                             January 30,    % of     January 31,    % of
                                 2016       Sales        2015       Sales
                             -----------  --------   -----------  --------
Net sales                    $   804,183     100.0%  $   811,551     100.0%
Cost of goods sold               535,559      66.6%      524,468      64.6%
                             -----------  --------   -----------  --------
Gross profit                     268,624      33.4%      287,083      35.4%

Selling, general and
 administrative expenses         222,459      27.7%      215,512      26.6%
                             -----------  --------   -----------  --------
Operating profit                  46,165       5.7%       71,571       8.8%

Interest income, net                 529       0.1%          637       0.1%
Other expense, net                  (833)     (0.1%)        (557)     (0.1%)
                             -----------  --------   -----------  --------
Earnings before income taxes      45,861       5.7%       71,651       8.8%

Provision for income taxes        17,076       2.1%       28,459       3.5%
                             -----------  --------   -----------  --------

Net income                   $    28,785       3.6%  $    43,192       5.3%
                             ===========  ========   ===========  ========

Basic earnings per share     $      1.05             $      1.50
                             ===========             ===========

Diluted earnings per share   $      1.04             $      1.47
                             ===========             ===========

Weighted average shares used
 in computation of earnings
 per share:
  Basic                           27,497                  28,871

  Diluted                         27,673                  29,288

                                ZUMIEZ INC.
                        CONSOLIDATED BALANCE SHEETS
                               (In thousands)

                                                January 30,    January 31,
                                                    2016           2015
                                               -------------  -------------
                    Assets
Current assets
Cash and cash equivalents                      $      43,163  $      20,862
Marketable securities                                 32,391        133,782
Receivables                                           12,840         12,653
Inventories                                           98,299         93,850
Prepaid expenses and other                            12,204         11,651
                                               -------------  -------------
    Total current assets                             198,897        272,798

Fixed assets, net                                    137,233        135,642
Goodwill                                              54,245         55,852
Intangible assets, net                                11,766         13,062
Deferred tax asset                                     4,634          7,734
Other long-term assets                                 7,920          8,617
                                               -------------  -------------
    Total long-term assets                           215,798        220,907

    Total assets                               $     414,695  $     493,705
                                               =============  =============

     Liabilities and Shareholders' Equity
Current liabilities
Trade accounts payable                         $      21,919  $      32,094
Accrued payroll and payroll taxes                     12,466         13,047
Income taxes payable                                   4,066          4,651
Deferred rent and tenant allowances                    8,116          7,083
Other liabilities                                     22,575         24,572
                                               -------------  -------------
    Total current liabilities                         69,142         81,447

Long-term deferred rent and tenant allowances         43,779         42,553
Deferred tax liabilities                                   -          5,738
Other long-term liabilities                            4,817          4,443
                                               -------------  -------------
    Total long-term liabilities                       48,596         52,734

                                               -------------  -------------
    Total liabilities                                117,738        134,181
                                               -------------  -------------
Commitments and contingencies

Shareholders' equity
Preferred stock, no par value, 20,000 shares
 authorized; none issued and outstanding                   -              -
Common stock, no par value, 50,000 shares
 authorized; 25,708 shares issued and
 outstanding at January 30, 2016 and 29,418
 shares issued and outstanding at January 31,
 2015                                                135,013        129,094
Accumulated other comprehensive loss                 (15,247)       (11,278)
Retained earnings                                    177,191        241,708
                                               -------------  -------------
    Total shareholders' equity                       296,957        359,524
                                               -------------  -------------

    Total liabilities and shareholders' equity $     414,695  $     493,705
                                               =============  =============

                                ZUMIEZ INC.
                   CONSOLIDATED STATEMENTS OF CASH FLOWS
                               (In thousands)

                                                    Twelve Months Ended
                                               ----------------------------
                                                January 30,    January 31,
                                                    2016           2015
                                               -------------  -------------
Cash flows from operating activities:
Net income                                     $      28,785  $      43,192
Adjustments to reconcile net income to net
 cash provided by operating activities:
Depreciation, amortization and accretion              30,410         29,167
Deferred taxes                                        (2,698)          (610)
Stock-based compensation expense                       4,996          7,520
Excess tax benefit from stock-based
 compensation                                           (714)        (1,355)
Other                                                  4,009          1,109
  Changes in operating assets and liabilities:
    Receivables                                       (1,184)        (2,990)
    Inventories                                       (5,953)       (10,850)
    Prepaid expenses and other                          (133)        (4,702)
    Trade accounts payable                            (9,103)        14,744
    Accrued payroll and payroll taxes                   (483)         2,718
    Income taxes payable                                   1            (23)
    Deferred rent and tenant allowances                2,613          5,937
    Other liabilities                                 (1,939)         6,080
                                               -------------  -------------
Net cash provided by operating activities             48,607         89,937
                                               -------------  -------------

Cash flows from investing activities:
Additions to fixed assets                            (34,834)       (35,758)
Purchases of marketable securities and other
 investments                                         (59,286)      (125,971)
Sales and maturities of marketable securities
 and other investments                               158,850         87,856
                                               -------------  -------------
Net cash provided by (used in) investing
 activities                                           64,730        (73,873)
                                               -------------  -------------

Cash flows from financing activities:
Proceeds from long-term debt and revolving
 credit facilities                                    43,173          6,943
Payments on long-term debt and revolving
 credit facilities                                   (43,255)        (9,009)
Repurchase of common stock                           (92,235)       (19,557)
Proceeds from exercise of stock-based awards,
 net of withholding tax                                  845          6,335
Excess tax benefit from stock-based
 compensation                                            714          1,355
                                               -------------  -------------
Net cash used in financing activities                (90,758)       (13,933)
                                               -------------  -------------

Effect of exchange rate changes on cash and
 cash equivalents                                       (278)          (903)

Net increase in cash and cash equivalents             22,301          1,228
  Cash and cash equivalents, beginning of
   period                                             20,862         19,634
                                               -------------  -------------
  Cash and cash equivalents, end of period     $      43,163  $      20,862
                                               =============  =============

  Supplemental disclosure on cash flow
   information:
  Cash paid during the period for income taxes $      19,630  $      28,770
  Accrual for purchases of fixed assets                1,166          2,372
  Accrual for repurchase of common stock               1,067              -

Company Contact:
Darin White
Director of Finance &
Investor Relations
Zumiez Inc.
(425) 551-1500, ext. 1337

Investor Contact:
ICR
Brendon Frey
(203) 682-8200